                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                                                               November 29, 2001



U.S. Bancorp
USB Capital V
601 Second Avenue South
Minneapolis, MN 55402

Ladies and Gentlemen:

         We (the "Representatives") understand that USB Capital V, a business trust formed under the laws of the State of Delaware (the "Trust"), and U.S. Bancorp, a Delaware corporation, as sponsor of the Trust and as guarantor (the "Guarantor"), propose that the Trust issue and sell to the several underwriters named in Schedule I (the "Underwriters") 12,000,000 7.25% Trust Preferred Securities (liquidation amount $25 per Preferred Security) with an aggregate liquidation amount of $300,000,000(the "Offered Securities") representing preferred beneficial interests in the Trust. The Offered Securities are fully and unconditionally guaranteed by U.S. Bancorp. The Trust will issue the Offered Securities and common securities (liquidation amount $25 per common security) (the "Common Securities") in exchange for 7.25% Junior Subordinated Debentures of the Guarantor (the "Junior Subordinated Debentures"), due 2031, to be issued pursuant to a Junior Subordinated Indenture (the "Indenture") dated as of November 15, 1996 between the Guarantor and Wilmington Trust Company, as trustee (the "Debenture Trustee").

         The Guarantor will, through the Indenture, the Junior Subordinated Debentures, the Amended and Restated Trust Agreement dated as of December 7, 2001 (the "Trust Agreement") among the Guarantor, as Sponsor to the Trust, First Union Trust Company, National Association, as Delaware Trustee and Property Trustee, and the Administrative Trustees named therein (collectively, the "Trustees"), the Guarantee Agreement dated as of December 7, 2001 (the "Guarantee") between the Guarantor and First Union Trust Company, National Association, as trustee (the "Guarantee Trustee"), taken together, fully, irrevocably and unconditionally guarantee on a subordinated basis all of the Trust's obligations under the Offered Securities.

         Subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust hereby agree that the Guarantor shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the numbers of the Offered Securities set forth opposite the name of such Underwriter at a purchase price of $24.2125 per Offered Security, plus accrued distributions, if any (the "Purchase Price").

         The Offered Securities shall have the terms set forth in the Prospectus Supplement dated November 29, 2001.

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         Except as otherwise provided herein, all the provisions contained in the document entitled "U.S. Bancorp Underwriting Agreement Standard Provisions (Capital Securities) (October 25, 2001)" (the "Standard Underwriting Agreement") are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

         Certificates for the Offered Securities purchased by each Underwriter shall be delivered by or on behalf of the Guarantor to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the "Closing Date," which shall be 10:00 AM (New York City time) on December 7, 2001 at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing.

         This document may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.


                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED
                           SALOMON SMITH BARNEY INC.
                           U.S. BANCORP PIPER JAFFRAY INC.

                           By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED

                           By: /s/ John Esposito
                              --------------------------------------------------
                              Name:   John Esposito
                              Title:  Director


                           By: SALOMON SMITH BARNEY INC.

                           By: /s/ James Harasimowicz
                              --------------------------------------------------
                              Name:   James Harasimowicz
                              Title:  Managing Director


Accepted by:

U.S. BANCORP, as Guarantor


By:  /s/ Kenneth D. Nelson
   ---------------------------------
   Name:  Kenneth D. Nelson
   Title: Senior Vice President


USB CAPITAL V

By: U.S. Bancorp, as Sponsor


By:  /s/ Kenneth D. Nelson
   ---------------------------------
   Name:  Kenneth D. Nelson
   Title: Senior Vice President





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                                   SCHEDULE I


                                                                                         Underwriters' Commitment
                                                                                         ------------------------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated. ................................................................                        1,770,000
Salomon Smith Barney Inc........................................................                        1,770,000
U.S. Bancorp Piper Jaffray Inc. ................................................                        1,757,500
Banc of America Securities LLC..................................................                        1,757,500
Morgan Stanley & Co. Incorporated...............................................                        1,757,500
UBS Warburg LLC.................................................................                        1,757,500
Robert W. Baird & Co. Incorporated..............................................                           50,000
Bear, Stearns & Co. Inc. .......................................................                           50,000
CIBC World Markets Corp. .......................................................                           50,000
Credit Suisse First Boston Corporation..........................................                           50,000
Deutsche Bank Alex. Brown Inc. .................................................                           50,000
Lehman Brothers Inc. ...........................................................                           50,000
J.P. Morgan Securities Inc. ....................................................                           50,000
RBC Dain Rauscher Inc. .........................................................                           50,000
SWS Securities, Inc. ...........................................................                           50,000
Stifel, Nicolaus & Company, Incorporated........................................                           50,000
Advest, Inc. ...................................................................                           30,000
BB&T Capital Markets, A division of Scott and                                                              30,000
  Stringfellow, Inc. ...........................................................
George K. Baum & Company........................................................                           30,000
C.L. King & Associates, Inc. ...................................................                           30,000
Conners & Co., Inc. ............................................................                           30,000
Crowell, Weedon & Co. ..........................................................                           30,000
D.A. Davidson & Co. ............................................................                           30,000
Davenport & Company LLC.........................................................                           30,000
Fahnestock & Co. Inc. ..........................................................                           30,000
Gibraltar Securities Co. .......................................................                           30,000
Gruntal & Co., L.L.C. ..........................................................                           30,000
H&R Block Financial Advisors, Inc. .............................................                           30,000
HSBC Securities (USA) Inc. .....................................................                           30,000
Huntleigh Securities Corporation................................................                           30,000
J.J.B. Hilliard, W.L. Lyons, Inc. ..............................................                           30,000
Janney Montgomery Scott LLC.....................................................                           30,000
Legg Mason Wood Walker, Incorporated............................................                           30,000
McDonald Investments Inc. ......................................................                           30,000
Mesirow Financial, Inc. ........................................................                           30,000
Miller, Johnson & Kuehn.........................................................                           30,000
Morgan Keegan & Company, Inc. ..................................................                           30,000
Parker/Hunter Incorporated......................................................                           30,000
Quick & Reilly, Inc. ...........................................................                           30,000
Raymond James & Associates, Inc. ...............................................                           30,000
Charles Schwab & Co., Inc. .....................................................                           30,000
Smith, Moore & Co. .............................................................                           30,000
SunTrust Capital Markets, Inc. ................................................                            30,000
TD Waterhouse Investor Services, Inc. .........................................                            30,000
Tucker Anthony Incorporated....................................................                            30,000
Wedbush Morgan Securities......................................................                            30,000
William Blair & Company, L.L.C. ...............................................                            30,000

                  TOTAL                                                                                12,000,000